Exhibit 10.2

AMENDMENT OF PREFERRED STOCK PURCHASE AGREEMENT

September 13th, 2012

Reference is hereby made to that certain PREFERRED STOCK PURCHASE AGREEMENT (the “Agreement”) originally dated October 4, 2007, and subsequently amended, by and among Dolphin Digital Media, Inc (formerly Logica Holdings Inc., the “Company”), and T Squared Investments LLC (“T Squared” or the “Investor”).  All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the parties to the Agreement (the “Parties”) wish to amend the Agreement to alter certain sections outlined below in consideration of additional agreements executed and attached herein.  All else within such agreements shall remain.

 NOW THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to eliminate the need for consent for stock issuances by the Company from the Investor as referenced in the clause below from the modified Preferred Stock Purchase Agreement dated in May of 2011.

“The parties agree that the Amendment to the Company’s Certificate of Designation, attached as Exhibit A hereto, contains a provision, (Section 7(b)), which specifically provides that the Company will not issue Company common stock or securities with a conversion right to acquire Company common stock below the existing Conversion Price (as defined) without our consent.”

As a result of the termination of the need for consent by the Investor for Company’s stock issuances in the future the Company shall execute the Warrant “E” extension agreement and Warrant “F” agreement, both for the benefit of the Investor and attached herein as Exhibits.

This Amendment and the transactions contemplated hereby, and all disputes between the parties under or related to this side letter or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the internal laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date set forth above.

THE COMPANY: DOLPHIN DIGITAL MEDIA, INC.		T SQUARED INVESTMENTS LLC By: T Squared Capital LLC, Managing Member

By:	/s/ William O’Dowd	By:	/s/ Thomas Sauve
Name:	William O’Dowd	Name:	Thomas Sauve
Title:	CEO	Title:	Managing Member

Exhibit A – Investor Warrant “F” Agreement

Exhibit B – Investor Warrant “E” Extension Agreement